Exhibit 23.5

August 12, 2011

Board of Directors

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 4, 2011, to the Board of Directors of PhotoMedex, Inc. (“PhotoMedex”) as Annex B to, and references thereto under the headings “SUMMARY - Opinion of PhotoMedex’s Financial Advisor” and “THE MERGER — Opinion of PhotoMedex Inc.’s Financial Advisor – Fairmount Partners” in, the proxy statement/prospectus relating to the proposed transaction involving PhotoMedex and Radiancy, Inc. (“Radiancy”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of PhotoMedex (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Fairmount Partners LP

/s/ Fairmount Partners LP